EXHIBIT 11

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the Millenium Municipal Income Fund, Inc. and to the use of our report dated April 27, 1999 on the statement of assets and liabilities of the Millenium Municipal Income Fund, Inc. Such statement of assets and liabilities appears in the Fund's Statement of Additional Information.

                                                       /s/  Tait, Weller & Baker
                                                       -------------------------
                                                       TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 27, 1999

                                   ITEM 24(a)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Shareholders and Board of Directors of Millenium Municipal Income Fund, Inc.
Millburn, New Jersey

We have audited the accompanying statement of assets and liabilities of the Millenium Municipal Income Fund, Inc.. This financial statement is the responsibility of the Fund's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement of assets and liabilities is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of assets and liabilities. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit of the statement of assets and liabilities provides a reasonable basis for our opinion.

In our opinion, the statement of assets and liabilities referred to above presents fairly, in all material respects, the financial position of the Millenium Municipal Income Fund, Inc. as of April 27, 1999, in conformity with generally accepted accounting principles.

                                                     /s/ Tait, Weller & Baker
                                                     ---------------------------
                                                     Tait, Weller & Baker

Philadelphia, Pennsylvania
April 27, 1999

MILLENIUM MUNICIPAL INCOME FUND, INC.

STATEMENT OF ASSETS AND LIABILITIES

April 27, 1999
--------------------------------------------------------------------------------

ASSETS
    Cash                                                                                     $ 100,000
                                                                                             ---------

LIABILITIES                                                                                         --
                                                                                              --------
NET ASSETS                                                                                    $100,000
                                                                                              ========

Class A Shares:
    Net assets ( 350,000,000 shares of .01 par value shares authorized, 5,000 shares
     outstanding)                                                                             $ 50,000
                                                                                              ========

    Net asset value, offering and redemption price per share                                  $  10.00
                                                                                              ========

Class C Shares:
    Net assets ( 100,000,000 share of .01 par value shares authorized, 5,000 shares
     outstanding)                                                                             $ 50,000
                                                                                              ========

    Net asset value, offering and redemption price per share                                  $  10.00
                                                                                              ========

At April 27, 1999 the components of net assets were as follows:
    Paid-in capital                                                                           $100,000
                                                                                              ========







--------------------------------------------------------------------------------
SEES NOTES TO STATEMENT OF ASSETS AND LIABILITIES

MILLENIUM MUNICIPAL INCOME FUND, INC.

NOTES TO STATEMENT OF ASSETS AND LIABILITIES

April 27, 1999
--------------------------------------------------------------------------------

(1)   ORGANIZATION

      The Millenium Municipal Income Fund, Inc. ( the "FUND"), is registered under the Investment Company Act of 1940, as amended (the "1940 ACT"), as an open-end management investment company and is authorized to issue shares of capital stock. The Fund currently offers two classes of shares of capital stock.

      The Fund was incorporated in Maryland on January 8, 1998. The Fund had no operations from that date to April 27, 1999 other than those relating to organizational matters and the registration of its shares under applicable securities laws. The investment adviser purchased the initial 5,000 shares of Class A and the initial 5,000 shares of Class C of the Fund at $10 a share on April 27, 1999.

(2)   START-UP COST

      The investment adviser has assumed all start-up cost associated with the organization of the Fund.